Exhibit 10.2





                            STOCK EXCHANGE AGREEMENT

                                     between

                              DTR-MED PHARMA CORP.,

                      DEVELOPED TECHNOLOGY RESOURCE, INC.,

                            PRO-PHARMACEUTICALS, INC.

                                       and

                  THE SHAREHOLDERS OF PRO-PHARMACEUTICALS, INC.

                                 April 25, 2001

                                      INDEX


I.       TRANSFER OF THE STOCK....................................................................................2

II.      CONSIDERATION............................................................................................2

III.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.......................................................2
         3.1      Organization and Power..........................................................................2
         3.2      Qualification...................................................................................2
         3.3      Authorization...................................................................................3
         3.4      Validity of Stock...............................................................................3
         3.5      Ownership and Authority to Deliver..............................................................3
         3.6      Capital Stock...................................................................................3
         3.7      Enforceability..................................................................................3
         3.8      Conflict with Other Agreements, etc.............................................................3
         3.9      Financial Statements............................................................................3
         3.10     Interim Change..................................................................................4
         3.11     Material Contracts..............................................................................4
         3.12     Title to Assets.................................................................................5
         3.13     Intellectual Property...........................................................................5
         3.14     Real Property...................................................................................5
         3.15     Personal Property Leases........................................................................5
         3.16     Employees.......................................................................................6
         3.17     Related Party Interests.........................................................................6
         3.18     Litigation......................................................................................6
         3.19     Compliance with Law.............................................................................6
         3.20     ERISA...........................................................................................7
         3.21     Governmental Consent, etc.......................................................................7
         3.22     Brokers.........................................................................................7
         3.23     Shareholders' Investment Representations........................................................7

IV.      REPRESENTATIONS AND WARRANTIES OF RESOURCE...............................................................8
         4.1      Organization and Power..........................................................................8
         4.2      Authorization...................................................................................8
         4.3      Capital Stock...................................................................................8
         4.4      Validity of Shares..............................................................................8
         4.5      Enforceability..................................................................................8
         4.6      Conflict with Other Agreements etc..............................................................9
         4.7      Brokers.........................................................................................9
         4.8      The Company's Investment Representations........................................................9
         4.9      Contracts Breaches or Defaults..................................................................9
         4.10     Governmental Consent, etc.......................................................................9
         4.11     Assets and Liabilities..........................................................................9
         4.12     Taxes...........................................................................................9
         4.13     Intellectual Property...........................................................................9


         4.14     Real Property..................................................................................10
         4.15     Personal Property Leases.......................................................................10
         4.16     Bank Accounts..................................................................................10
         4.17     Employees......................................................................................10
         4.18     Litigation.....................................................................................10
         4.19     Compliance with Law............................................................................10

V.       OTHER AGREEMENTS OF PRO-PHARMA AND THE SHAREHOLDERS.....................................................10
         5.1      Interim Conduct of Business....................................................................10
         5.2      Election of Director...........................................................................11
         5.3      Merger of Pro-Pharma into Company..............................................................11
         5.4      Filing with the Securities and Exchange Commission.............................................11

VI.      OTHER AGREEMENTS OF THE COMPANY AND RESOURCE............................................................11
         6.1      Interim Conduct of Business....................................................................11
         6.2      Records and Documents..........................................................................12
         6.3      Transfer of Assets.............................................................................12
         6.4      Dividend.......................................................................................12
         6.5      Merger of Pro-Pharma into Company..............................................................12
         6.6      Filing with the Securities and Exchange Commission.............................................12
         6.7      Pro-Pharma Convertible Notes...................................................................13

VII.     OTHER AGREEMENTS OF ALL PARTIES.........................................................................13
         7.1      Confidentiality................................................................................13
         7.2      Publicity......................................................................................13
         7.3      Expenses.......................................................................................13

VIII.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PRO-PHARMA AND THE SHAREHOLDERS..................................14
         8.1      Accuracy of Warranties; Performance of Covenants...............................................14
         8.2      No Pending Action..............................................................................14
         8.3      Condition of Business..........................................................................14
         8.4      Opinion of Counsel for Resource and the Company................................................14
         8.5      Election of Directors..........................................................................15
         8.6      Change of Name.................................................................................15

IX.      CONDITIONS PRECEDENT TO OBLIGATIONS OF RESOURCE AND THE COMPANY  .......................................15
         9.1      Accuracy of Warranties, Performance of Covenants...............................................15
         9.2      No Pending Action..............................................................................16
         9.3      Condition of Business..........................................................................16
         9.4      Opinion of Counsel for Pro-Pharma and the Shareholders.........................................16



X.       CLOSING AND DELIVERY OF STOCK...........................................................................17
         10.1     Closing........................................................................................17
         10.2     Deliveries by the Resource or Company..........................................................17
         10.3     Deliveries by Pro-Pharma or the Shareholders...................................................18

XI.      SURVIVAL, INDEMNIFICATION, INJUNCTIVE RELIEF, etc.......................................................19
         11.1     Survival.......................................................................................19
         11.2     Indemnification by the Shareholders............................................................19
         11.3     Indemnification by Resource and the Company....................................................19
         11.4     Indemnification - General......................................................................19
         11.5     Injunctive Relief, etc.........................................................................20

XII.     VENUE AND JURISDICTION..................................................................................20

XIII.    GENERAL PROVISIONS......................................................................................20
         13.1     Amendment and Waiver...........................................................................20
         13.2     Return of Documents............................................................................21
         13.3     Notices........................................................................................21
         13.4     Parties in Interest............................................................................21
         13.5     Entire Transaction.............................................................................22
         13.6     Applicable Law.................................................................................22
         13.7     Severability...................................................................................22
         13.8     Cooperation....................................................................................22
         13.9     Headings.......................................................................................22
         13.10    Counterparts...................................................................................22


Exhibits

A. Copies of the Articles of Organization and ByLaws and amendments thereto of Pro-Pharma.

B. Copies of the Articles of Incorporation and ByLaws and amendments thereto of the Company.


Schedules

3.6         Rights to Acquire Capital Stock of the Company
3.10        Interim changes of Pro-Pharma from December 31, 2000
3.11        Material Contracts
3.13        Patents and Trademarks of Pro-Pharma
3.12        Title to Assets
3.14        Real Property Leases
3.15        Personal Property
3.17        Related Party Interests
3.18        Litigation
3.19        Compliance with Law
3.20        Benefit Plans
3.21        Governmental Consent, Etc.
3.22        Brokers
4.9         Contracts
4.10        Governmental Consent, Etc.
4.11        No Assets or Liabilities
4.12        Taxes
6.3         Contracts

                            STOCK EXCHANGE AGREEMENT

     This Agreement is entered into this 25th day of April, 2001, by and among Developed Technology Resource, Inc., a Minnesota corporation ("Resource"), DTR-Med Pharma Corp., a Nevada corporation (the "Company"), Pro-Pharmaceuticals, Inc., a Massachusetts corporation ("Pro-Pharma"), and shareholders of Pro-Pharma (the "Shareholders") who are individually identified in Article III and on the signature page of this Stock Exchange Agreement (the "Agreement").

                                    Premises

     A. The common stock of Resource is registered under Section 12(g) of the Securities Exchange Act of 1934.

     B. The Company is a newly-organized wholly owned subsidiary of Resource.

     C. Following the execution of this Agreement, Resource (i) is willing to transfer to the Company its interest in a contract or contracts which may provide the Company with revenue from the sale, development or licensing of a technology described in Schedule 6.3 of this Agreement, and (ii) plans to distribute, as a dividend, the shares of the Company to the shareholders of Resource on a share for share basis.

     D. The Shareholders are all of the shareholders of Pro-Pharma, and are desirous of exchanging their shares of capital stock of Pro-Pharma for the authorized but unissued shares of common stock of the Company, whereby Pro-Pharma will become the wholly owned subsidiary of the Company, and the Shareholders will own in excess of 90% of the outstanding capital stock of the Company. As soon as practicable after such share exchange, Pro-Pharma will be merged "upstream" into the Company and the Company will change its name to "Pro-Pharmaceuticals, Inc."

     E. Pro-Pharma has issued convertible notes (the "Convertible Notes") in anticipation of the business combination evidenced hereby and the parties contemplate that the Company will, as a result of the merger, become the obligor under the Convertible Notes and issue its securities upon exercise of the conversion rights thereunder.

                                    Agreement

     Now, therefore, in consideration of the premises and mutual covenants contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                              TRANSFER OF THE STOCK

     At the Closing (as defined in Article X), the Shareholders shall transfer, assign and deliver to the Company, free and clear of all liabilities, liens, security interests and other encumbrances, and the Company shall accept and receive from the Shareholders, all rights, title and interest, both legal and equitable, in and to all of the outstanding common stock of Pro-Pharma (the "Stock") as identified on the signature page of this Agreement.


                                   ARTICLE II

                                  CONSIDERATION

     The aggregate consideration (the "Consideration") to be paid to the Shareholders at the Closing in exchange for the Stock will be certificates registered in the name of Shareholders representing 12,354,670 shares of the authorized but previously unissued common stock of the Company, having a par value of $0.001 per share (authorized common stock of the Company is hereinafter referred to as (the "Common Shares"). The Common Shares issued as the Consideration represent as of the Closing (as defined in Section 10.1) at least ninety-one percent (91%) of the issued and outstanding Common Shares.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     David Platt, Offer Binder, James Czirr and Anatole Klyosov, the beneficial or record shareholders of Pro-Pharma (the "Shareholders"), represent and warrant to Resource, such representations and warranties to survive the Closing and continue in accordance with the terms of Article XI hereof, as follows:

     3.1 Organization and Power. Pro-Pharma is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the corporate power and authority, and all material requisite licenses, permits and franchises to own, operate or lease its properties and to carry its business as now being conducted. Attached hereto as Exhibit A, are true copies of the Articles of Organization and ByLaws of Pro-Pharma, including all amendments thereto, in effect as of the date hereof.

     3.2 Qualification. Pro-Pharma is duly qualified to do business as a foreign corporation, and is in good standing in all jurisdictions where, by the nature of its business or the character and location of its property or personnel, failure to be so qualified would have a material adverse effect upon its business as now being conducted.

     3.3 Authorization. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by the Board of Directors of Pro-Pharma and has been duly executed and delivered by an authorized officer of Pro-Pharma. All corporate and other actions required to be taken by Pro-Pharma to authorize the execution, delivery and performance by Pro-Pharma of this Agreement and all transactions contemplated hereby have been, or on the Closing Date will have been, duly and properly taken.

     3.4 Validity of Stock. The Stock was duly authorized and validly issued by Pro- Pharma, and is, or will be at the Closing Date, fully paid and non-assessable.

     3.5 Ownership and Authority to Deliver. Each Shareholder has full record and beneficial ownership of the Stock owned by that Shareholder as reflected on the signature page of this Agreement, with full power and authority to deliver record and beneficial ownership of the Stock to the Company, free of all liens, encumbrances and restrictions whatsoever, other than those imposed under applicable state and federal securities laws.

     3.6 Capital Stock. The authorized capital stock of Pro-Pharma consists of 200,000 shares of common stock, without par value, 100,000 shares of which are outstanding and constitute the Stock. There are no outstanding options, warrants or other rights to acquire capital stock or any other securities of Pro-Pharma, except as set forth on Schedule 3.6.

     3.7 Enforceability. This Agreement and the other documents to be delivered at the Closing have been, or will be, duly executed and delivered by the Shareholders and Pro-Pharma, and, or will be, the lawful, valid and legally binding obligations of the Shareholders and Pro- Pharma, respectively, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, or similar debtor relief legislation or decisions affecting the rights of creditors generally and subject to the application of general principles of equity.

     3.8 Conflict with Other Agreements, etc. The execution and delivery of this Agreement by the Shareholders and Pro-Pharma, and the consummation of the transactions contemplated hereby are not prohibited by, do not violate or conflict with any provisions of, and will not result in a material default under or a material breach of (i) the Articles of Organization or ByLaws of Pro-Pharma, (ii) any material contract, agreement or other instrument to which Pro-Pharma is a party, (iii) to the Shareholders' knowledge, any material order, writ, decree or judgment of any court or governmental agency, or (iv) to the Shareholders' knowledge, any material law or regulation applicable to them or Pro-Pharma.

     3.9 Financial Statements. The Shareholders have delivered to Resource the following financial statements (the "Financial Statements"):

          (a) The audited balance sheet of Pro-Pharma as of December 31, 2000;
     and

          (b) The audited statement of operations of Pro-Pharma for the period since inception on July 10, 2000 and ended December 31, 2000.

The Financial Statements present fairly, in all material respects, the financial position and results of operations of Pro-Pharma as of their respective dates, and were prepared on an accrual basis using generally accepted accounting principles applied in a consistent manner, except as noted therein or in the notes thereto.

     3.10 Interim Change. Except as described in Schedule 3.10 hereto, since December 31, 2000, there has not been any material adverse change in the financial condition, assets, liabilities, personnel, properties, results of operations or business of Pro-Pharma, and Pro-Pharma has, except as otherwise disclosed in this Agreement, operated its business consistent with prior practice.

     3.11 Material Contracts. All agreements and instruments (other than those entered into after the date hereof with the written consent of Resource) relating to or involving Pro-Pharma or its business, to which Pro-Pharma is a party or bound, or by which any of its properties are subject or bound, meeting any of the descriptions set forth below (the "Material Contracts"), are listed on Schedule 3.11:

          (a) any lease of machinery, equipment or other personal property involving payment of aggregate rentals in excess of $5,000 per year in any lease year;

          (b) any contract for the purchase of any materials or supplies in excess of $5,000, except those incurred in the ordinary course of business;

          (c) any contract for the purchase of equipment or any construction or other similar agreement involving any expenditure in excess of $5,000;

          (d) any instrument evidencing or related to indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $5,000 (excluding normal trade payables), any letter of credit in excess of $25,000 or any instrument guaranteeing or in effect guaranteeing any indebtedness, obligation or liability, or any obligation to incur any indebtedness, obligation or liability;

          (e) any oral or written employment or consulting contract;

          (f) any joint venture partnership or other cooperative arrangement;

          (g) any sales agency, brokerage, distribution or similar contract;

          (h) any license or franchising agreements;

          (i) any agreement between Pro-Pharma and any person who is an officer, director or shareholder of Pro-Pharma; and

          (j) any other documents meeting the descriptions (assuming no dollar limitations) set forth in subsections (a), (b), (c) or (d) of this Section 3.11, if in the aggregate, in the case of each subsection, they involve a liability in excess of $25,000.

With respect to the Material Contracts: (i) each is in full force and effect, and to the Shareholders' knowledge, is valid, binding and enforceable, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or similar debtor relief legislation or decisions affecting the rights of creditors generally and subject to the application of general principles of equity; (ii) neither Pro-Pharma nor, to the Shareholders' knowledge, any party thereto is in default in any material respect thereunder; (iii) the transactions contemplated by this Agreement will not constitute a breach of, or default under, any provision of any such Material Contract; and (iv) to the Shareholders' knowledge, all material rights of Pro-Pharma under such Material Contracts will be enforceable by Pro-Pharma in accordance with their terms and conditions without the consent or agreement of any other party, except as otherwise required thereunder and except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or similar debtor relief legislation or decisions affecting the rights of creditors generally and subject to the application of general principles of equity.

     3.12 Title to Assets. Pro-Pharma was the sole and exclusive legal and equitable owner of all right and title in, and has good and indefeasible title to, all of the assets reflected in its Financial Statements as being owned by Pro-Pharma, as of the date thereof, free and clear of any pledge, lien, claim, assessment, easement, restriction or other encumbrance of any kind or nature, direct or indirect, whether accrued, absolute, contingent or otherwise, except only those encumbrances or restrictions (i) as specifically set forth in
Schedule 3.12, or (ii) which are minor and will not materially restrict the use or marketability of Pro-Pharma's assets or the value thereof.

     3.13 Intellectual Property. Schedule 3.13 identifies all patents and trademarks owned by Pro-Pharma, and all patent applications and invention disclosures filed with the United States Patent and Trademark Office, and any foreign agency. Except as set forth on Schedule 3.13, Pro-Pharma is the exclusive owner of such patents, patent applications and invention disclosures, with the sole right, to the Shareholders' knowledge, to use or practice the art described therein. Except as set forth on Schedule 3.13, Pro-Pharma is not a licensee or licensor of any intellectual property, and the business of Pro-Pharma and the exploitation of its intellectual property rights does not require that it become a licensee of the intellectual property rights of others. To the Shareholders' knowledge, Pro-Pharma has not infringed upon the intellectual property rights of any other person, and the Shareholders do not have any knowledge of any trademark, trademark rights, trade name, trade name rights, service mark, copyright or application thereof or similar property which would infringe upon, or be infringed upon by, any intellectual property rights of Pro-Pharma.

     3.14 Real Property. Pro-Pharma has no interests in real property, except as identified in Schedule 3.14.

     3.15 Personal Property Leases. Pro-Pharma is not a party to any personal property lease, except as identified in Schedule 3.15.

     3.16 Employees. To the Shareholders' knowledge, Pro-Pharma is in substantial compliance with all federal, state and local employee safety, labor and other laws and regulations that materially concern or affect its business. During the past three years Pro-Pharma has not been, and is not now subject to, any adverse rulings, findings or determinations of unlawful employment practices (including, without limitation, determinations of the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other state or federal court or agency), or violations of other related material statutes, and Pro-Pharma has not received any notice of any pending or threatened investigation, proceeding, labor dispute or litigation of any unlawful employment practice claim or claims (including alleged violations of the National Labor Relations Act or Title VII of the Equal Employment Opportunity
Act), or violations of other related material state or federal statutes, executive orders, or administrative determinations or regulations before any commission, agency, tribunal, or court of law (state or federal).

     3.17 Related Party Interests. Except as disclosed in Schedule 3.17, neither the Shareholders, nor, any officer, director, agent or employee of Pro-Pharma, nor any corporation, partnership, joint venture or other business organization or facility in which any Shareholder has any direct or indirect interest or investment:

          (a) has any material cause of action or other claim whatsoever against, owes any material amount to, or is owed any material amount by, Pro-Pharma, except for compensation owed to Pro-Pharma's existing employees as part of their regular salary in the ordinary course of business;

          (b) has any interest in or owns any material property or right used in the conduct of the business of Pro-Pharma;

          (c) is a party to any material contract, lease, agreement, arrangement or commitment with Pro-Pharma; or

          (d) received from or furnished to Pro-Pharma or its business any material amount of goods or services other than services performed as an employee (with or without consideration) since December 31, 2000.

     3.18 Litigation. Except as set forth in Schedule 3.18, Pro-Pharma is not engaged in, a party to, or threatened in writing with, any material suit, claim, action, proceeding, investigation or legal, administrative, arbitration or other method of settling disputes or disagreements, or governmental investigation before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, including, without limitation the Environmental Protection Agency and the Occupational Safety and Health Commission. To the Shareholders' knowledge, neither Pro-Pharma nor any of its assets are subject to any material order, writ, injunction, or decree of any court, domestic or foreign, or any federal agency or instrumentality.

     3.19 Compliance with Law. Except as disclosed in Schedule 3.19, Pro-Pharma
(i) has obtained and is in substantial compliance with all material licenses, permits, approvals, franchises and other authorizations necessary in order to enable it to own its properties and to engage in its business, and all such licenses, permits, approvals, franchises and authorizations, where appropriate with respect to activities heretofore performed, are in full force and effect, and will continue to be in full force and effect for the benefit of Pro-Pharma following the Closing Date, (ii) is in substantial compliance in all material respects with all applicable federal, state and local laws, regulations, codes, orders and decrees which are material to Pro-Pharma or its business, including federal, state and local environmental protection and occupational safety and health laws and regulations; and (iii) has no material liability for damage caused by Pro-Pharma to any site, location or body of water (surface or subsurface), or, to the Shareholders' knowledge, for any illness of or personal injury to any employee or other individual for any reason under any environmental, health or safety law.

     3.20 ERISA. Except as set forth on Schedule 3.20, Pro-Pharma does not have any liability (whether absolute or contingent, whether in the nature of penalties, excise taxes, additional contributions or otherwise) with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Pro-Pharma makes or has ever made a contribution and in which any employee of Pro-Pharma is or has ever been a participant. With respect to such plans, to the Shareholders' knowledge Pro-Pharma is in compliance in all material respects with all applicable provisions of ERISA.

     3.21 Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by Pro-Pharma of this Agreement or any other agreements contemplated hereby, or the consummation by Pro-Pharma of any other transactions contemplated hereby or thereby, except as may be described under Schedule 3.21.

     3.22 Brokers. Pro-Pharma has not retained any broker or finder, or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby, except as set forth on Schedule 3.22.

     3.23 Shareholders' Investment Representations. Each Shareholder is acquiring the Common Shares hereunder for his own account, and has no present intention of dividing such Shareholder's interest in such securities or reselling such securities, in violation of the federal securities laws or any applicable state securities laws. Each Shareholder understands that any certificate representing the Common Shares will bear a legend stating in effect that neither the issuance nor the sale of the Common Shares has been registered under applicable securities laws, and understands that the Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of in the absence of an effective registration statement under applicable securities laws or an opinion from counsel acceptable to the Company stating that such registration is not required.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF RESOURCE

     Resource represents and warrants to Pro-Pharma and the Shareholders, such representations and warranties to survive the Closing and continue in accordance with the terms of Article XI hereof, as follows:

     4.1 Organization and Power. Resource and the Company are corporations duly organized, validly existing and in good standing under the laws of the state of Minnesota and Nevada, respectively, and have the corporate power and authority and all material requisite licenses, permits and franchises to own, operate, or lease their respective properties and to carry on their respective businesses as now being conducted. Attached hereto as Exhibit B are true copies of the Articles of Incorporation and ByLaws of the Company, including all amendments thereto, in effect as of the date hereof.

     4.2 Authorization. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by the Board of Directors of both Resource and the Company and has been duly executed and delivered by authorized officers of Resource and the Company, respectively. All corporate and other actions required to be taken by Resource and the Company to authorize the execution, delivery and performance by Resource and the Company, respectively, of this Agreement, and all transactions contemplated hereby have been, or on the Closing Date will have been, duly and properly taken.

     4.3 Capital Stock. The authorized capital stock of the Company consists of 50,000,000 shares of common stock having a par value of $0.001 per share of which 1,221,890 shares will be issued and outstanding on the Closing Date, and all of which are or will be on the Closing Date, validly issued, fully paid and non-assessable; and 5,000,000 shares of undesignated capital stock of which none are designated or outstanding.

     4.4 Validity of Shares. The Common Shares to be issued in consideration of the exchange of the Stock of the Shareholders pursuant to Article II will be, when issued, duly authorized, validly issued, fully paid and non-assessable, and will be subject to no liens, encumbrances or restrictions other than those caused by the Shareholders, and other than restrictions imposed by applicable state and federal securities laws, which restrictions may be noted on the certificate or certificates representing such Common Shares. No holder of capital stock or any other security of the Company is entitled to preemptive or similar rights to purchase any capital stock or securities by the Company by reason of the issuance of the Common Shares pursuant hereto.

     4.5 Enforceability. This Agreement and the other documents to be delivered at the Closing have been, or will be, duly executed and delivered by Resource and the Company, and are, or will be, the lawful, valid and legally binding obligations of Resource and the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, or similar debtor relief legislation or decisions affecting the rights of creditors generally and subject to the application of general principles of equity.

     4.6 Conflict with Other Agreements etc. The execution and delivery of this Agreement by Resource or the Company, and the consummation of the transactions contemplated hereby are not prohibited by, do not violate or conflict with any provisions of, and will not result in any material default under or any material breach of (i) the Articles of Incorporation or ByLaws of Resource or the Company, (ii) any material contract, agreement or other instrument to which either Resource or the Company is a party, (iii) any material order, writ, decree or judgment of any court or governmental agency, or (iv) any material law or regulation applicable to Resource or the Company.

     4.7 Brokers. Neither Resource nor the Company has retained any broker or finder, or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

     4.8 The Company's Investment Representations. The Company is acquiring the Stock hereunder for its own account with the present intention of holding such securities for purposes of investment, and has no present intention of dividing its interest in such securities or reselling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

     4.9 Contracts Breaches or Defaults. Except for this Agreement and as set forth in Schedules 4.9 or 6.3, the Company is not a party to any executory contract, and is not in default in any material respect under any material contract or instrument to which it was a party, or any license, permit or other regulatory authorization issued to it.

     4.10 Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to, or filing with, any governmental authority is required in connection with the execution, delivery and performance by Resource or the Company of this Agreement or the other agreements contemplated hereby, or the consummation by Resource or the Company of any other transactions contemplated hereby or thereby, except as may be set forth in Schedule 4.10.

     4.11 Assets and Liabilities. As of the Closing Date, the Company will have no assets or liabilities, either contingent or otherwise, other than as set forth in Schedule 4.11.

     4.12 Taxes. All material tax returns and reports of every nature required to be filed by or on behalf of the Company or its business, including but not limited to payroll tax deposits, have been filed or will be filed in due course, and such returns are true, correct and complete in all material respects. Except as disclosed in Schedule 4.12 hereto, no extensions of time in which to file any such returns or reports are in effect and all taxes shown on such returns and deficiency assessments, penalties and interests have been paid. As of the Closing Date, no tax liabilities will have accrued to the Company which will become payable at a later date.

     4.13 Intellectual Property. To the knowledge of Resource, neither the assets nor the business of the Company has infringed upon, nor does either infringe upon, the intellectual property rights of any other person, and Resource does not have any knowledge of any trademark, trademark rights, trade name, trade name rights, service mark, copyright or application thereof or similar property which would infringe upon, or be infringed upon by, any intellectual property rights of the Company.

     4.14 Real Property. The Company has no interests in real property.

     4.15 Personal Property Leases. The Company is not a party to any real or personal property lease.

     4.16 Bank Accounts. The Company has no account with any bank or other financial institution.

     4.17 Employees. The Company has no employees, and has never had any employees.

     4.18 Litigation. The Company is not engaged in, a party to, or threatened in writing with, any material suit, claim, action, proceeding, investigation or legal, administrative, arbitration or other method of settling disputes or disagreements, or governmental investigation before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, including, without limitation, the Environmental Protection Agency and the Occupational Safety and Health Commission. Neither the Company nor its assets are subject to any material order, writ, injunction, or decree of any court, domestic or foreign, or any federal agency or instrumentality.

     4.19 Compliance with Law. The Company (i) is in substantial compliance in all material respects with all applicable federal, state and local laws, regulations, codes, orders and decrees which are material to the Company or its business, including federal, state and local environmental protection and occupational safety and health laws and regulations; and (ii) has no material liability for damage caused by the Company to any site, location or body of water (surface or subsurface), or, to Resource's knowledge, for any illness of or personal injury to any employee or other individual for any reason under any environmental, health or safety law.


                                    ARTICLE V

               OTHER AGREEMENTS OF PRO-PHARMA AND THE SHAREHOLDERS

     Pro-Pharma and the Shareholders hereby agree to the following:

     5.1 Interim Conduct of Business. From the date hereof until the Closing Date, except as permitted by this Agreement, Pro-Pharma shall, and the Shareholders will cause Pro-Pharma to, use its best efforts to preserve, protect and maintain Pro-Pharma's business and assets, and Pro-Pharma shall operate its business consistent with prior practice and not other than in the ordinary course of business.

     5.2 Election of Director. The Shareholders will vote their Common Shares to elect Peter Hauser, or his designee (the "Candidate") as a member of the Board of Directors of the Company at any meeting of the shareholders of the Company at which members of the Board of Directors are proposed for election. The obligation of the Shareholders under this Section shall terminate with respect to any meeting of the shareholders of the Company held after December 31, 2003. The Shareholders shall not be obligated to vote their Common Shares for a Candidate who does not consent in writing to act in such capacity, who refuses to provide the Company with information concerning such Candidate as set forth in Rule 401(a)(d)(e) and (f) of Regulation S-K of the 1934 Act, or whose election to the Board of directors requires disclosure under Section 401(f) of such Regulation S-K. Except for the sales of the Common Shares made in a transaction described in Rule 144(f) under the Securities Act of 1933, the Shareholders will take all steps reasonable and necessary to ensure that the obligations of this Section 5.2 are assumed by any transferee of Common Shares owned by a Shareholder, including causing a legend to be placed on certificates representing Common Shares owned by the Shareholders, referencing this Section 5.2.

     5.3 Merger of Pro-Pharma into Company. Immediately following the Closing, the Shareholders shall cause the Company, as the holder of all the issued and outstanding stock of Pro-Pharma, to effect a short-form "upstream" merger of Pro-Pharma into the Company in accordance with the Massachusetts Business Corporation Law and Chapter 92A of the Nevada Revised Statutes. In connection therewith, the Shareholders will cause the Company to prepare and file such documents and take such actions as are necessary or advisable to complete such merger with the Massachusetts and Nevada secretaries of state or other appropriate authorities.

     5.4 Filing with the Securities and Exchange Commission. As soon as practicable following the "upstream" merger contemplated in Section 5.3 hereof, the Shareholders will cause the Company (under its new name, "Pro-Pharmaceuticals, Inc.") to file, with the United States Securities and Exchange Commission, a Form 10 or Form 10SB (as applicable) in compliance with
Section 12 of the Securities Exchange Act of 1934 (the "34 Act"), relating to the registration under the 34 Act of the Common Shares of the Company. The Shareholders warrant and represent that the Form 10 or Form 10-SB so filed will contain all material information required to be included in said Form pursuant to the rules and regulations established under the 34 Act, and that said Form as filed and subsequently amended, shall not contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI

                  OTHER AGREEMENTS OF THE COMPANY AND RESOURCE

     Resource and the Company agree to the following:

     6.1 Interim Conduct of Business. From the date hereof until the Closing Date, except as set forth in Schedule 4.11 or contemplated to consummate the transactions provided for in this

Agreement, the Company will not conduct any business operations, incur any liabilities or enter into any agreements.

     6.2 Records and Documents. Upon the request of Pro-Pharma on or after the Closing Date, Resource will deliver to the officers of the Company, and assist such officers in obtaining possession of, the books, records, ledgers, files, documents, correspondence, lists, reports and other printed or written materials concerning the Company or its properties in the possession of Resource. For one year following the Closing Date, Resource shall grant to the Company and its representatives, at the Company's request, access to and the right to make copies of those records and documents related to the Company, possession of which is retained by Resource, as may be necessary or useful in connection with the Company's conduct of its businesses after the Closing Date. If during such period Resource or the Company shall determine to dispose of such records, it shall first give Resource or the Company, as the case may be, sixty days' prior written notice thereof, during which period the other party shall have the right to take possession of such records.

     6.3 Transfer of Assets. Prior to the Closing Date, Resource will take all steps as it reasonably deems necessary to transfer to the Company all of Resource's interest under contracts identified in Schedule 6.3 (the "Contract Rights"), without warranty or representation as to the value or validity thereof, or the effectiveness of each transfer; provided, however, that (i) Resource reasonably believes that the Company is entitled to rely for purposes of its books and records on a valuation performed by an independent valuation company of the Contract Rights in contemplation of this Agreement, a complete and true copy of which Resource shall have delivered to the Company on or before the date hereof, and (ii) Resource has not received any notice (whether orally or in writing), nor does it have any grounds to believe (other than as stated in
Schedule 6.3) that the Contract Rights are or could be invalid or that the transfer of the Contract Rights as contemplated by this Section 6.3 invalidate or substantially diminish or reduce the Contract Rights.

     6.4 Dividend. Prior to the Closing Date, Resource will declare and pay a dividend to its shareholders in the form of the Common Shares owned by Resource, on the basis of one Common Share for each share of the common stock of Resource outstanding, and following the payment of such dividend, Resource shall no longer own any Common Shares, either of record or beneficially.

     6.5 Merger of Pro-Pharma into Company. DTR and the Company acknowledge that it is the intention of the Company as soon as practicable after the Closing, then as the holder of all the issued and outstanding stock of Pro-Pharma, in accordance with the Massachusetts Business Corporation Law and Chapter 92A of the Nevada Revised Statutes, to effect a short-form "upstream" merger of Pro-Pharma with and into the Company and to qualify the Company as a foreign corporation to do business in Massachusetts.

     6.6 Filing with the Securities and Exchange Commission. Following the Closing Date, the Company will file a Form 10 or Form 10SB with the United States Securities and Exchange Commission as provided in Section 5.4.

     6.7 Pro-Pharma Convertible Notes. The Company acknowledges that the Convertible Notes were issued and sold by Pro-Pharma in contemplation of the business combination evidenced hereby and that the Convertible Notes contemplate a private placement of equity securities by the Company. The Company acknowledges and agrees that pursuant to the "upstream" merger contemplated by
Section 6.5 hereof, the Convertible Notes shall become obligations of the Company and that the Company shall issue Common Shares upon conversion of the Convertible Notes and in other events pursuant to the terms and conditions thereof.


                                   ARTICLE VII

                         OTHER AGREEMENTS OF ALL PARTIES

     The Shareholders, the Company and Resource agree to the following:

     7.1 Confidentiality. All information received by any party to this Agreement from any other party to this Agreement, in connection with the transactions contemplated herein, will be treated as confidential to the extent that the information was not known by the receiving party prior to the commencement of the negotiations leading up to the transaction contemplated hereby, or which could not have been obtained from any other source, which, in the receiving party's reasonable belief, did not acquire such information by any unlawful means. This provision shall not prevent any party hereto from disclosing information (i) to certain selected employees and agents for the purpose of consummating the transactions contemplated herein, or (ii) as may, in the opinion of legal counsel for the disclosing party, be required under applicable federal or state securities laws, or the rules or regulations thereof.

     7.2 Publicity. Except for disclosures to those requiring information in connection with the transactions contemplated hereby, and disclosures which would be permitted under Section 7.1, all releases or disclosures of information by Resource or the Company regarding the transactions contemplated hereby will be subject to the review and approval of Pro-Pharma, and all releases or disclosures of information by Pro-Pharma or the Shareholders regarding the transactions contemplated hereby will be subject to the review and approval of Resource; provided that if approval for a public release is not obtained within a reasonable time after submission for review, nothing herein will preclude disclosure of information which is deemed appropriate by counsel for any party hereto in view of federal or state securities laws.

     7.3 Expenses. Each party to this Agreement shall pay all expenses incurred by him or it in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VIII

     CONDITIONS PRECEDENT TO OBLIGATIONS OF PRO-PHARMA AND THE SHAREHOLDERS

     Each of the obligations of Pro-Pharma and the Shareholders to consummate the transactions contemplated by this Agreement are subject to fulfillment, prior to or as of the Closing Date, of the following conditions precedent, each of which may be waived in whole or in part by Pro-Pharma or the Shareholders:

     8.1 Accuracy of Warranties; Performance of Covenants. The representations and warranties of Resource contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as on the date when made. Resource and the Company shall have substantially performed each and all of the obligations and substantially complied with each and all of the material covenants, agreements and conditions specified herein to be performed or complied with on or prior to the Closing Date.

     8.2 No Pending Action. As of the Closing Date, no action or proceeding (nor any investigation preliminary thereto) shall be instituted or threatened at any time prior to or as of the Closing Date before any court or other governmental body by any person or public authority seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     8.3 Condition of Business. The business of the Company shall not have been materially adversely affected in any way by any event or occurrence.

     8.4 Opinion of Counsel for Resource and the Company. Resource and the Company shall cause to be delivered to Pro-Pharma an opinion of Felhaber, Larson, Fenlon & Vogt, P.A., counsel for Resource and the Company, dated as of the Closing Date, in form and substance satisfactory to legal counsel for Pro-Pharma, to the effect that:

          (a) Resource and the Company are corporations duly organized and validly existing and in good standing under the laws of the State of Minnesota and Nevada, respectively, have all requisite corporate power and authority to own or lease their properties and assets and to carry on their business.

          (b) Resource and the Company have full corporate right, power, authority and capacity to make, execute, deliver and perform this Agreement without the approval or consent of any other person. The execution, delivery and performance of this Agreement and all documents to be delivered by Resource and the Company hereunder have been duly authorized and approved by all requisite corporate action.

          (c) This Agreement and each of the documents required to be executed and delivered by Resource and the Company hereunder have been duly executed and delivered and constitute valid and legally binding obligations of Resource or the

     Company, as the case may be, as applicable, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and subject to the application of general equity principles.

          (d) To the knowledge of such counsel, all material consents, approvals or authorizations of any governmental authority required in connection with the execution, delivery and performance by Resource and the Company of this Agreement and the other documentation referred to or provided for herein to be executed and delivered by Resource and the Company in connection with the transactions contemplated hereby have been duly obtained and are in full force and effect.

          (e) To the knowledge of such counsel, neither the execution nor delivery of this Agreement by Resource or the Company, nor the consummation of the transactions contemplated hereby, are prohibited by, violate or conflict with any provisions of, or result in a material default under or a material breach of (i) the Articles of Incorporation or ByLaws of Resource or the Company, (ii) any material contract, agreement or other instrument to which Resource or the Company is a party, (iii) any material order, writ, decree or judgment of any court or governmental agency, or (iv) any material law or regulation applicable to Resource or the Company.

     8.5 Election of Directors. John Hupp and Roger Schnobrich, shall have resigned as members of the Board of Directors of the Company, and the remaining member of the Company's Board of Directors, Peter Hauser, shall have caused David Platt, Anatole Klyosov, James Czirr, Dale Conaway and Burton Firtel to be elected as the members of the Board of Directors of the Company.

     8.6 Change of Name. The name of the Company will be Pro-Pharmaceuticals, Inc.


                                   ARTICLE IX

         CONDITIONS PRECEDENT TO OBLIGATIONS OF RESOURCE AND THE COMPANY

     Each of the obligations of Resource and the Company to consummate the transactions contemplated by this Agreement are subject to fulfillment, prior to or as of the Closing Date, of the following conditions, each of which may be waived in whole or in part by Resource or the Company:

     9.1 Accuracy of Warranties, Performance of Covenants. The representations and warranties of the Shareholders contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as on the date when made. Pro-Pharma and the Shareholders shall have substantially erformed each and all of the obligations and substantially complied with each and all of the material covenants specified in this Agreement to be performed or complied with on or prior to the Closing Date.

     9.2 No Pending Action. As of the Closing Date, no action or proceeding (nor investigation preliminary thereto) shall be instituted or threatened at any time prior to or as of the Closing before any court or other governmental body or by any person or public authority seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     9.3 Condition of Business. The business of Pro-Pharma shall not have been materially adversely affected in any way by any event or occurrence.

     9.4 Opinion of Counsel for Pro-Pharma and the Shareholders. Pro-Pharma and the Shareholders shall have delivered to Resource an opinion of Perkins, Smith & Cohen, LLP, counsel for Pro-Pharma and the Shareholders, dated as of the Closing Date, in form and substance satisfactory to legal counsel for Resource and the Company, to the effect that:

          (a) Pro-Pharma is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business.

          (b) Pro-Pharma and (to such counsel's knowledge based upon representations of the Shareholders) the Shareholders have full right, power, authority and capacity to make, execute, deliver and perform this Agreement without the approval or consent of any other person, and the execution, delivery and performance of this Agreement and all documents to be delivered by Pro-Pharma hereunder have been duly authorized and approved by all requisite corporate action.

          (c) This Agreement and each of the documents required to be executed and delivered by Pro-Pharma and the Shareholders hereunder have been duly executed and delivered and constitute valid and legally binding obligations of Pro-Pharma and the Shareholders, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and subject to the application of general equity principles.

          (d) All shares of the Stock issued by Pro-Pharma and delivered by the Shareholders to the Company under Article II have been validly issued and are fully paid and non-assessable, and upon such delivery are subject to no restrictions or encumbrances except those imposed under the applicable state and federal securities laws.

          (e) To the knowledge of such counsel, all material consents, approvals or authorizations of any governmental authority required in connection with the execution, delivery and performance by Pro-Pharma and the Shareholders of this Agreement, and the other documentation referred to or provided for herein to be executed and delivered by Pro-Pharma and the Shareholders in connection with the transactions contemplated hereby have been duly obtained and are in full force and effect.

          (f) To the knowledge of such counsel, neither the execution nor delivery of this Agreement by Pro-Pharma or the Shareholders, nor the consummation of the transactions contemplated hereby, are prohibited by, violate or conflict with any provisions of, or result in a material default under or a material breach of (i) the Articles of Organization or ByLaws of Pro-Pharma, (ii) any material contract, agreement or other instrument to which Pro-Pharma is a party, (iii) any material order, writ, decree or judgment of any court or governmental agency, or (iv) any material law or regulation applicable to Pro- Pharma or the Shareholders.

                                    ARTICLE X

                          CLOSING AND DELIVERY OF STOCK

     10.1 Closing. The delivery of the Stock and the delivery of the Consideration specified in Article II contemplated by this Agreement (the "Closing") shall take place at the offices of Perkins, Smith & Cohen, LLP, One Beacon Street, Boston, MA 02108 at 10:00 a.m. on May 15, 2001 (the "Closing Date"). At the Closing, all transactions shall be conducted substantially concurrently and no transaction shall be deemed to be completed until all are completed. In the event the Closing has not occurred as of the date that is 30 days after the date hereof, by reason of the failure of any of the parties hereto to meet any condition to Closing described in Articles VIII or IX hereof, either Resource (if the failure is that of Pro-Pharma or any Shareholder), at its option, or Pro-Pharma (if the failure is that of Resource or the Company) at its option, may terminate this Agreement, without any liability to any other party hereto, so long as the terminating party and its shareholders or subsidiary, as the case may be, are not in material breach of any of its covenants set forth in this Agreement, and the terminating party has used its best efforts to consummate the transaction contemplated hereunder; provided that a party shall not be required to expend material amounts of money in order to be considered to have used best efforts.

     10.2 Deliveries by Resource or Company. At the Closing, Resource or the Company shall deliver to Pro-Pharma or the Shareholders the following:

          (a) A certificate of the President of Resource certifying as to the continued accuracy of the representations and warranties, the performance of the covenants and the compliance with the conditions precedent contained in Articles IV, VI, VII and VIII, respectively, of this Agreement;

          (b) An opinion of legal counsel to Resource and the Company to the effect described in Section 8.4 hereof;

          (c) Certificates representing and aggregate of 12,354,670 Common Shares, registered in the names of the Shareholders, for the amount of common stock in each case, as set forth on the signature page hereof;

          (d) A certificate from the Secretary of State of Nevada as to the good standing of the Company as a corporation organized in that state;

          (e) A certificate of the respective secretaries of Resource and the Company certifying as to the adoption of resolutions of the Board of Directors of each corporation authorizing execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions have not been amended or rescinded and remain in full force and effect; and

          (f) Such other instrument or documents as may be reasonably necessary to carry out the transactions contemplated hereby and to comply with the terms hereof.

     10.3 Deliveries by Pro-Pharma or the Shareholders. At the Closing, Pro-Pharma or the Shareholders shall deliver or cause to be delivered to Resource or the Company the following:

          (a) A certificate of the President of Pro-Pharma certifying as to the continued accuracy of the representations and warranties, the performance of the covenants and the compliance with the conditions precedent contained in Articles III, V, VII and IX, respectively, of this Agreement;

          (b) An opinion of legal counsel to Pro-Pharma and the Shareholders to the effect described in Section 9.4 hereof;

          (c) Certificates representing the Stock, accompanied by one or more assignments duly executed by the Shareholders effectively transferring the Stock to the Company in such form as is reasonably satisfactory to counsel for Resource;

          (d) A certificate of the President of Pro-Pharma certifying as to the resolutions of the Board of Directors of Pro-Pharma authorizing execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and that such resolutions have not been amended or rescinded and remain in full force and effect;

          (e) Certificate from the Secretary of the Commonwealth of Massachusetts as to the good standing of Pro-Pharma as a corporation organized in that state; and

          (f) Such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated hereby and to comply with the terms hereof.

                                   ARTICLE XI

               SURVIVAL, INDEMNIFICATION, INJUNCTIVE RELIEF, ETC.

     11.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, and all representations and warranties contained in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto (unless otherwise stated in such document), and, except with respect to agreements and covenants requiring performance after the Closing Date, shall survive the Closing exclusively for purposes of the indemnity afforded by this Article XI for a period (the "Indemnity Period") extending for eighteen months after the Closing Date. Upon the expiration of the Indemnity Period, all such representations, warranties, covenants and agreements shall expire, terminate and be of no further force or effect, except to the extent that any covenants contained in Articles V, VI, VII, XI and XIII specifically require performance following the Closing Date, and except that no representation, warranty, covenant or agreement shall expire to the extent that a written notice has been provided to an indemnifying party within the Indemnity Period pursuant to which a breach of any such representation, warranty, covenant or agreement is alleged, and such notice specifies the claim for which indemnification is sought.

     11.2 Indemnification by the Shareholders. Subject to the limitations of
Section 11.1 above, the Shareholders shall indemnify, defend and hold harmless Resource and the Company from and against any and all loss, damage (except incidental and consequential damages), expense (including court costs, reasonable attorneys' fees, interest expenses and amounts paid in compromise or settlement), suits, actions, claims, penalties, liabilities or obligations (collectively, "Losses") related to, caused by, arising from or on account of any misrepresentation, or breach of any representation, warranty, covenant or agreement of the Shareholders, made or contained in this Agreement, or arising from any action taken by the Company following the Closing Date.

     11.3 Indemnification by Resource and the Company. Subject to the limitations of Section 11.1 above, Resource shall indemnify, defend and hold harmless Pro-Pharma and the Shareholders from and against any and all Losses related to, caused by, arising from or on account of any misrepresentation, or breach of any representation warranty, covenant or agreement of Resource or the Company, made or contained in this Agreement, or arising from any action taken by the Company (up to the Closing) or Resource.

     11.4 Indemnification - General. Promptly after discovery by an indemnified party under Section 11.2 or 11.3 of any facts or circumstances which form the basis for a claim of indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 11.2 or 11.3, notify in writing the indemnifying party of such facts or circumstances. The omission of the indemnified party to promptly notify the indemnifying party will not relieve the indemnifying party from any liability or obligation under Section 11.2 or 11.3 as to the particular item for which indemnification is then being sought, unless such omission materially impairs the indemnifying party's ability to adequately remedy such facts or circumstances, or to defend any third party action based in whole or part thereon. In case any third party action is brought against any indemnified party and it seeks indemnification hereunder, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section
11.2 or 11.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement with a third party of any claim or action effected without the consent of such indemnifying party. An indemnified party shall have the right to employ its own counsel in any matter with respect to which indemnity may be sought by the indemnified party against an indemnifying party in which event the fees and expenses of separate counsel shall be borne by the indemnified party.

     11.5 Injunctive Relief, etc. It is acknowledged by all parties that it would likely not be able to determine damages as the result of a breach of the filing requirements set down under Sections 5.4 and 6.7 of this Agreement by the Shareholders. Accordingly, Resource may commence an action against the Shareholders and the Company to seek injunctive or other equitable relief to cause the Shareholders and the Company to comply with Sections 5.4 and 6.7, respectively. Unless such action is deemed to have been brought frivolously or without any basis in fact, Resource shall be entitled to recover all of its costs and disbursements (including reasonable attorney's fees, incurred in commencing and maintaining such action, regardless of the outcome. In addition, if Resource is successful in obtaining an order of a court granting equitable relief in such action, Resource will be entitled to liquidated damages from the Shareholders equal to $100,000.


                                   ARTICLE XII

                             VENUE AND JURISDICTION

     With respect to any action brought against any party with respect to this Agreement, or any controversy arising out of this Agreement, such action must be brought and venued in the district court for the County of Hennepin, State of Minnesota, and each party hereto submits and consents to the jurisdiction of such court with respect to any such action.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

     13.1 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     13.2 Return of Documents. In the event this Agreement is terminated, and the transactions as contemplated hereunder are not consummated, Pro-Pharma and the Shareholders shall return to Resource and the Company all information and records relating to the business of Resource and the Company, and all copies thereof, which it has received from Resource or the Company in connection with negotiations leading to the execution of this Agreement, and Resource and the Company will return to Pro-Pharma and the Shareholders, all information and records relating to the business of Pro-Pharma, and all copies thereof, which it has received from Pro-Pharma or the Shareholders in connection with negotiations leading to the execution of this Agreement.

     13.3 Notices. To be effective, all notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to all other parties to this Agreement, (ii) if delivered by telecopier or overnight delivery service, on the first business day following the date such notice or other communication is transmitted by telecopier or timely delivered to the overnight courier, or (iii) if delivered by mail, on the fourth business day following the date such notice or other communication is deposed in the U.S. mail by certified or registered mail addressed to the other party, whichever occurs earlier. Mailed or telecopied communications shall be directed as follows unless written notice of a change of address or telecopier number has been given in writing in accordance with this paragraph:

To Pro-Pharma and the Shareholders: Pro-Pharmaceuticals, Inc.
                                    12 Appleton Circle
                                    Newton, MA 02459
                                    Facsimile No.:  (617) 928-3450

Copy to:                            Jonathan C. Guest
                                    Perkins, Smith & Cohen, LLP
                                    One Beacon Street, 30th Floor
                                    Boston, MA  02108
                                    Facsimile No.:  (617) 854-4040

To: Resource and the Company:       John Hupp
                                    Developed Technology Resource, Inc.
                                    5223 Edina Industrial Blvd.
                                    Edina, MN  55439

Copy to:                            Roger H. Frommelt
                                    Felhaber, Larson, Fenlon & Vogt, P.A.
                                    601 Second Avenue South, Suite 4200
                                    Minneapolis, MN 55402-4302
                                    Facsimile No. (612) 338-0535

     13.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Any assignment of this Agreement or the rights hereunder by a party hereto without the prior written consent of the other parties shall be void.

     13.5 Entire Transaction. This Agreement and the other documents referred to herein shall contain the entire understanding among the parties with respect to the transactions contemplated hereby and shall supersede all other agreements and understandings among the parties.

     13.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota.

     13.7 Severability. Should any provision of this Agreement be declared invalid, void or unenforceable for any reason, the remaining provisions hereof shall remain in full force and effect.

     13.8 Cooperation. Subsequent to the Closing, the parties hereto will execute such documents and take such actions as are reasonably requested by any other party to carry out the intent of this Agreement.

     13.9 Headings. The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written, before the undersigned witnesses.


DEVELOPED TECHNOLOGY RESOURCE, INC.



By: /s/ John Hupp
    --------------------------------------------
    John Hupp, President


DTR-Med Pharma Corp.


By: /s/ John Hupp
    ---------------------------
    John Hupp, President


Pro-Pharmaceuticals, Inc.


By: /s/ David Platt
    ---------------------------
    David Platt, President


                             Number of Shares of Pro-    Number of Shares of the
SHAREHOLDERS                       Pharma Owned          Company to be Received
--------------------------   ------------------------    -----------------------

/s/ David Platt                     40,000                       4,941,868
--------------------------
David Platt


/s/ Offer Binder                    10,000                       1,235,467
--------------------------
Offer Binder


/s/ James Czirr                     40,000                       4,941,868
--------------------------
James Czirr


/s/ Anatole Klyosov                 10,000                       1,235,467
--------------------------
Anatole Klyosov

                                  SCHEDULE 3.6

                  RIGHTS TO ACQUIRE CAPITAL STOCK OF PRO-PHARMA


     No exceptions as to Pro-Pharma; however, holders of the convertible notes referred to in Schedule 3.11A have rights thereunder to receive Common Shares of the Company.

                                  SCHEDULE 3.10

              INTERIM CHANGES OF PRO-PHARMA FROM DECEMBER 31, 2000


See disclosure in Schedule 3.18.

                                  SCHEDULE 3.11

                               MATERIAL CONTRACTS

     1. Convertible Notes issued to the following persons in the amounts shown in Schedule 3.11A hereto.

     2. "Non-Exclusive Best Efforts Finder's Fee Agreement" dated March 20, 2001 with Tomlinson Programs Inc. entered into for purposes of sale of the Convertible Notes.

     3. Oral Agreement with Toxikon Corporation, of Bedford, MA, with respect to animal tests of compounds furnished by Pro-Pharma.

     4. Oral Agreement with Argus International, Inc., of Horsham, PA, with respect to a project leading to development of an investigational new drug application for Pro-Pharma.

                                 SCHEDULE 3.11A

                            CONVERTIBLE NOTE HOLDERS


NAME                                                              AMOUNT

Beakey, James and Loretta                                        $10,000
Berkman, Adrienne                                                $10,000
Biehl, James and Donna                                           $10,000
Carlson, Lesley R.                                               $25,000
Chess, Jason A.                                                  $10,000
Conaway, Dale                                                     $6,000
Conaway, Dale and Carla                                           $2,500
Crane, Michael and Cheryl                                        $50,000
Dubuc, Robing C. Living Trust dated 1/21/1987                   $100,000
Emerson, Michael D. Revocable Trust Dated 4-11-97                $15,000
Faske, Harold                                                    $10,000
Favazza, Dawn                                                    $10,000
Favazza, Ruth                                                    $40,000
Favazza, James D.                                                $10,000
Favazza, Joseph R.                                               $20,000
Favazza, Joseph J.                                               $10,000
Favazza, Thomas J.                                               $30,000
Firtel, Burton                                                  $100,000
Franklin, Bruce W.                                               $12,500
Greene, Gari-Sue and George Chappell Jr.                         $12,500
Garrison, Richard H.                                             $10,000
Gasior, Kathleen A.                                              $10,000
Genzer, Norman                                                   $10,000
Golan, Reuven                                                    $10,000
Goldstein, Alvin                                                 $25,000
Gresh, Wayne and Sandra Lee                                      $10,000
Grossman, Morton                                                 $20,000
Hanson, Raymond A.                                               $50,000
Hawkins, H. Preston and Carrie                                   $20,000
Jenkins, Thomas E.                                               $10,000
Kosek, Michael T.                                                $10,000
Leppo, Harold                                                    $30,000
Marko, Jeffrey                                                   $10,000
Marks, George                                                    $10,000
Martin, Katherine and Walter                                     $12,500
Messing, Carl                                                    $10,000
Minaudo, Sebastian                                               $10,000

                            CONVERTIBLE NOTE HOLDERS

Moore, Charles                                                  $10,000
Newcomb, Philip                                                  $5,000
Nuriel, Gali                                                    $80,000
Ott, Carol L.                                                   $10,000
Pasquale, Anna                                                  $10,000
Platt, Naomi                                                    $10,000
Prince, Julian F.                                               $10,000
Richard, Carl                                                   $25,000
Ran, Talia Irrevocable Trust                                     $3,334
Ran, Tamar R. Irrevocable Trust UAD                              $3,334
Ran, Yonatan Y. Irrevocable Trust UAD                            $3,334
Ran, Yigal                                                       $5,000
Ran, Suzanna F.                                                 $50,000
Rome, Jerald K.                                                 $80,000
Sare, Michael J.                                                $10,000
Schmahl, Dennis and Nancy                                       $10,000
Schmidt, Martin L.                                              $10,000
Thalacker, Leland and Cessily J.                                $28,600
Van Leijenhorst, D.M.                                           $20,000
Weinberg, Leon                                                  $20,000
White Family Living Trust                                       $15,000
White, Glenn E. White Trust dated 6/8/95                        $20,000
Total                                                        $1,199,602.00

                                  SCHEDULE 3.12

                                 TITLE TO ASSETS

No exceptions.

                                 SCHEDULE 3.13

                      PATENTS AND TRADEMARKS OF PRO-PHARMA

     1. Provisional Patent Application entitled "Drug Formulations and Modifications with Carbohydrates" (application no. 60/229,270) filed with the U.S. Patent and Trademark Office on August 30, 2000 and assigned by David Platt, Ph.D., the inventor thereunder, to Pro-Pharma under Assignment dated September 20, 2000 and recorded September 29, 2000 (reel 011161/frame 0008).

     2. Provisional Patent Application entitled "Synthesis of Galactomycin" (application no. 60/235,141) filed with the U.S. Patent and Trademark Office on September 25, 2000 and assigned by David Platt, Ph.D., the inventor thereunder, to Pro-Pharma under Assignment dated October 5, 2000 and recorded November 1, 2000.

     Pro-Pharma may permit one or both of these provisional applications to expire as a result of not filing an actual application.

     3. On March 27, 2001, David Platt and Anatole Klyosov, co-inventors, delivered for filing with the U.S. Patent and Trademark Office a utility patent application entitled "Delivery of a Therapeutic Agent in a Formulation for Reduced Toxicity". Such co-inventors have assigned all their rights to such invention and patent application to Pro-Pharma.

     Pro-Pharma has investigated the registrability of certain trademarks but has not filed registration applications.

                                  SCHEDULE 3.14

                              REAL PROPERTY LEASES

No exceptions.

                                  SCHEDULE 3.15

                                PERSONAL PROPERTY

No exceptions.

                                  SCHEDULE 3.17

                             RELATED PARTY INTERESTS

See disclosure in Schedule 3.18

                                  SCHEDULE 3.18

                                   LITIGATION

     Pro-Pharma is not a party to any litigation, nor has it been directly threatened with any litigation. However, SafeScience, Inc., a publicly traded corporation ("SafeScience") founded by Dr. David Platt and of which he is a stockholder, by letter dated February 15, 2001 (i) alleged that "the business of Pro-Pharmaceuticals is directly competitive with that of SafeScience" and thus in violation of Dr. Platt's employment agreement with SafeScience dated June 29, 1999, the non-competition covenant of which was continued in a severance letter with Dr. Platt dated May 31, 2000, and (ii) demanded that Dr. Platt cease such conduct. Dr. Platt responded in a letter from counsel dated February 19, 2001, which argued that, as a developer of a drug delivery system for chemotherapies already in use, Pro-Pharma is not competitive with SafeScience, which is developing new chemotherapy drugs. Such letter more particularly stated that SafeScience is engaged in development of drugs based on GBC 590, a galacturonic acid polymer, for application to a new oncology drug structure seeking to inhibit metastasis and shrink tumors, whereas Pro-Pharma aims to reduce the toxicity and increase the efficacy of chemotherapy drugs now in widespread use, by encapsulating them in polymannose, based on different carbohydrate chemistry, so as to target delivery of such drugs to diseased tissue. Counsel to the parties held a meeting and agreed on an informal "standstill" pending occurrence of a meeting between scientist representatives of SafeScience and Pro-Pharma to discuss whether their respective technologies would lead to competitive businesses.

                                  SCHEDULE 3.19

                               COMPLIANCE WITH LAW

No exceptions.

                                  SCHEDULE 3.20

                                  BENEFIT PLANS

No exceptions.

                                  SCHEDULE 3.21

                           GOVERNMENTAL CONSENT, ETC.

     Pro-Pharma is engaged in a business subject to regulation by the Food and Drug Administration.

                                 SCHEDULE 3.22

                                    BROKERS

No exceptions.

                                  SCHEDULE 4.9

                                    CONTRACTS

     1. The Company is a party to an Agreement for Transfer of Patent and Proprietary Rights dated September 5, 1995, as amended on August 29, 1996 (the "Agreement"), as a result of the assignment and acceptance of the rights and obligations of Developed Technology Resource, Inc. under the Agreement. Other parties to the Agreement are Armen P. Sarvazyan, Artann Corporation, a New Jersey corporation, and ArMed, Inc., a Delaware corporation and successor to ArMed, LLC, an Alabama limited liability company, and an original signatory to the Agreement, a copy for which has been provided to the Shareholders.

     2. The Company will have likely entered into an agreement with a transfer agent for its outstanding shares of the Company's common stock.

                                  SCHEDULE 4.10

                           GOVERNMENTAL CONSENT, ETC.

     The Company contemplates, or is obligated, under the Agreement, to take certain action following the closing date which will require filings with governmental agencies, including those required in connection with the filing of a Form 10-KSB with the Securities and Exchange Commission, and the merger of Pro-Pharmaceuticals, Inc. into the Company, and the qualification of the Company to do business in Massachusetts.

                                  SCHEDULE 4.11

                            NO ASSETS OR LIABILITIES

     1. See Schedule 4.9 for contractual rights and obligations.

     2. The Company may have a liability to the stock transfer agent appointed for its common stock.

     3. The Company will have liabilities relating to the transactions contemplated in this Agreement, including liabilities to appraisers, lawyers, accountants, printers and the stock transfer agent for Resource, not to exceed $35,000 in the aggregate.

                                  SCHEDULE 4.12

                                      TAXES

None.

                                  SCHEDULE 6.3

                                    CONTRACTS

     See Schedule 4.9.

     The Company may not have a perfected security interest in the membership units of ArMed, LLC (a Delaware limited liability company) or the capital stock of its successor, ArMed, Inc., a Delaware corporation.

     Armen P. Sarvazyan and Artann Corporation could claim that the assignment of the contractual rights in the "Agreement" (defined in Schedule 4.9) require their consent.